Exhibit 10.2

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AGREEMENT made as of the 30th day of April, 2011,

BETWEEN:

AMERICAN MINING CORPORATION, a corporation existing under the laws of Nevada and having a registered office at 6767 West Tropicana Avenue, Suite 229, Las Vegas, Nevada 89103 ("Vendor"),

AND

THRUST ENERGY CORP., a corporation existing under the laws of Nevada having a registered office at 2533 North Carson Street, Carson City, Nevada 89706 ("Purchaser").

WHEREAS by an Asset Purchase Agreement dated April 18, 2011 (the "Purchase Agreement") made between Vendor and Purchaser, the Vendor agreed to transfer to Purchaser and Purchaser agreed to purchase, the Assets and Purchaser agreed to assume all obligations of the Vendor that arise after the Closing Date in respect of the Contracts.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties) the parties hereto covenant and agree as follows:

1. DEFINITIONS. All terms that are defined in the Purchase Agreement that are used and capitalized in this Agreement shall have the respective meanings specified in the Purchase Agreement except as otherwise defined herein.

2. ASSIGNMENT. The Vendor hereby absolutely assigns, conveys, transfers and sets over unto the Purchaser,

(a)     all of Vendor's right, title and interest in and to the Leasehold
Property;

(b)     all of Vendor's right, title and interest in and to the Technical Data;

(c)     all of Vendor's right, title and interest in and to the Equipment;

(d)     all of Vendor's right, title and interest in and to the Contracts;

(e) any and all payments due or accruing due or at any time after the Closing Date to become due to Vendor under the Contracts; and

(f) the benefit of all guarantees, warranties, indemnities and covenants made or given by the parties to the Contracts other than the Vendor,

with full power and authority to sue for damages for breach of any warranty or covenant or for specific performance of covenants in the name of the Vendor.

3. ASSUMPTION BY THE PURCHASER. As of the Closing Date, Purchaser does hereby assume those obligations and liabilities of Vendor under the Contracts that are to be paid, satisfied, discharged, performed or fulfilled after the Closing Date and that did not arise directly or indirectly as a result of a default occurring prior to the Closing Date (which obligations and liabilities are herein called the "Assumed Obligations") and covenants and agrees with Vendor that from the Closing Date Purchaser will pay, satisfy, discharge, perform and fulfill all the Assumed Obligations.

4. VENDOR TO HOLD PROPERTY INTERESTS IN TRUST. Should any property or right intended to be transferred hereunder not be transferred to Purchaser at the Closing, Vendor will hold such property or right as bare trustee in trust for and at the sole cost (without any premium) of Purchaser from the Closing Date until such property or right is effectually transferred.

5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and of Canada applicable to the Province of British Columbia.

6. FURTHER ASSURANCES. Each of the parties shall at all times hereafter execute and deliver all such further documents and instruments and shall do such further acts and things as may be reasonably required to give full effect to this Agreement.

7. INUREMENT. This Agreement shall Inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8. COUNTERPARTS. This Agreement may be executed in counterparts and when each party has executed a counterpart each of such counterparts shall be deemed to be an original and all of such counterparts when taken together shall constitute one and the same agreement.

9.     EXECUTION.  This Agreement may be executed and delivered by facsimile.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

AMERICAN MINING CORPORATION



By:/s/ Gary MacDonald
   Gary MacDonald
   President

THRUST ENERGY CORP.



By:/s/ Thomas Mills
   Thomas Mills
   President